Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of BKD LLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2012, on our audits of the consolidated financial statements of Wolverine Bancorp, Inc. as of and for the years ended December 31, 2011 and 2010, which report is included in the Form 10-K of Wolverine Bancorp, Inc.

/s/ BKD LLP

Indianapolis, Indiana
July 10, 2012